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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated February 14, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Partners of Chestnut Street Exchange Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Other Service Providers" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 30, 2003